EXHIBIT 10.2

ASSIGNMENT OF ASSET PURCHASE AGREEMENT
This Assignment of Asset Purchase Agreement (the “Assignment”) is made as of the 11th day of November, 2016 (the “Effective Date”), by and between Seniors Investments II, LLC, a Delaware limited liability company (“Assignor”), GAHC4 Lafayette LA ALF, LLC, a Delaware limited liability company (the “Griffin Assignee”) and Colonial Oaks Assisted Living Lafayette, LLC, a Delaware limited liability company (the “Subtenant Assignee” and collectively with Griffin Assignee, “Assignee”). “Buyer” shall mean Assignor and Assignee.
RECITALS
A.    Assignor and Hannie Development, Inc., a Louisiana business corporation (“Seller”) are parties to that certain Asset Purchase Agreement dated March 31, 2016 (as amended, the “Agreement”).
B.    The Agreement is for the purchase and sale of certain property, including, but not limited to, (A) a fee simple interest in certain real property commonly known as Rosewood Retirement and Assisted Living, located at 203 Rue Fontaine, Lafayette LA 70508, and being more particularly described in the Agreement; and (B) all right, title and interest of Seller in and to the Facility, the Property and the Assets, as each said term is defined by the Agreement.
C.    Assignor desires to assign to Griffin Assignee certain of Assignor’s rights, title and interest under the Agreement with respect to the Real Property Assets (as defined herein), and Griffin Assignee desires to take and assume all of Assignor’s rights, title and interest in the Agreement with respect thereto.
D.    Assignor desires to assign to Subtenant Assignee the Operating Assets (as defined herein), and Subtenant Assignee desires to take and assume all of Assignor’s rights, title and interest in the Agreement with respect thereto.
E.    Seller joins in the execution of this Assignment to indicate its consent and approval hereof, and its agreement with the terms and conditions hereof in modification of the Agreement.
NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereunto agree as follows:
1.    Definitions. Capitalized terms used, but not otherwise defined herein, shall have the meaning ascribed to them in the Agreement.
2.    Assignment.
a.    Bifurcation of Assets.
i.    As used in this Assignment, the term “Real Property Assets” shall mean the following:

A.    the Property (consisting of the Land and the Improvements);
B.    all of the Personal Property owned by Seller (exclusive of (i) the Excluded Assets and (ii) the Personal Property included in the “Operating Assets”), including the following:
(I)    All furniture, fixtures, equipment and other items of personal property which is utilized for the operation, maintenance or occupancy of the Facility, including, but not limited to, all interior and exterior window treatments and floor, wall and ceiling coverings, partitions, doors and hardware, elevators, heating, plumbing and ventilating apparatus, gas, electric and steam fixtures, chutes, ducts and tanks, heaters, incinerators and boilers, air-cooling and air-conditioning equipment, lavatory fixtures; tools, building supplies, kitchen appliances, and all additions thereto and replacements of the same;
(II)    All furniture, fixtures and equipment and other items of property owned by Seller on the Closing Date;
C.    all of the Intangible Property (exclusive of (i) the Excluded Assets and (ii) the Intangible Property included in “Operating Assets”), including the following:
(I)    All proceeds of any award made for a taking of all or any part of the Land or the Improvements by any Governmental Authority pursuant to the exercise of its power of eminent domain;
(II)    The Warranties relating to the Real Property Assets;
(III)    All claims, causes of action and other legal rights and remedies of Seller, but not Seller’s Obligations, whether or not known as of the Closing Date, relating to or in connection with Seller’s ownership of the Real Property Assets or necessary to preserve for the benefit of Griffin Assignee full rights to the Real Property Assets, but excluding causes of action and other legal rights and remedies of Seller (A) against Buyer with respect to the transactions contemplated by this Agreement, or (B) relating exclusively to the Excluded Assets;
(IV)    All environmental reports, hydrology studies, ADA surveys, soil reports, utility agreements, construction, equipment, facility names, development rights and approvals, permits, approvals, plans, drawings, specifications, surveys, maps, engineering reports, assignable insurance proceeds relating to the Real Property Assets, litigation records relating to the Real Property Assets, and all other intangible rights used in connection with or relating or pertaining to the ownership of the Facility;
(V)    The Approvals, exclusive of those issued in connection with the Business, but inclusive of certificates of need, bed rights or other similar entitlements that are customarily issued to the real property owner of a licensed senior housing facility similar to the Facility.

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ii.    As used in this Assignment, the term “Operating Assets” shall mean the following:
A.    the following articles of Personal Property (exclusive of the Excluded Assets):
(I)    All apparatus, computer equipment and software and hardware, machinery, vehicles (but only the titled vehicles specifically listed on Schedule 3.1(c), attached to the Agreement), lobby decorations, and all additions thereto and replacements of the same;
(II)    All medical apparatus and vehicles owned by Seller on the Closing Date;
(III)    All Records relating to the Assets;
(IV)    All consumable inventories of every kind and nature whatsoever owned by Seller, including, but not limited to, all pharmacy supplies, medical supplies, or equipment, office supplies, other supplies and foodstuffs, which are located at the Facility, except to the extent used or consumed by Seller in connection with the Business in the ordinary course of business;
B.    the following articles of Intangible Property (exclusive of the Excluded Assets):
(I)    the Warranties relating to the Operating Assets;
(II)    All claims, causes of action and other legal rights and remedies of Seller, but not Seller’s Obligations, whether or not known as of the Closing Date, relating to or in connection with Seller’s ownership of the Operating Assets or necessary to preserve for the benefit of Subtenant Assignee, full rights to the Operating Assets, but excluding causes of action and other legal rights and remedies of Seller (A) against Buyer with respect to the transactions contemplated by this Agreement, or (B) relating exclusively to the Excluded Assets;
(III)    All assignable insurance proceeds relating to the Operating Assets, litigation records relating to the Operating Assets, and maintenance records;
(IV)    The Approvals, inclusive of those issued in connection with the Business, but exclusive of certificates of need, bed rights or other similar entitlements that are customarily issued to the real property owner of a licensed senior housing facility similar to the Facility;
(V)    All goodwill relating to the operation of the Facility and the Business;
(VI)    The Business and the assumed or d/b/a names associated with the Business; and

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(VII)    All admission phone numbers, websites, domain names and intangible personal property used in the Business; and
C.    the Leases (consisting of the Residency Agreements and the Non-Residency Leases) and the Security Deposits.
b.    Assignment by Assignor.
i.    Assignment to Griffin Assignee. As of the date of this Assignment, Assignor hereby assigns and transfers unto Griffin Assignee all of Assignor’s rights, title and interest under the Agreement with respect to the Real Property Assets, including the right to exercise and enforce all of the terms, covenants and conditions of the Agreement, with respect thereto.
ii.    Assignment to Subtenant Assignee. As of the date of this Assignment, Assignor hereby assigns and transfers unto Assignee all of Assignor’s rights, title and interest under the Agreement with respect to the Operating Assets, including the right to exercise and enforce all of the terms, covenants and conditions of the Agreement, with respect thereto.
c.    Assumption by Assignee.
i.    Assumption by Griffin Assignee. Griffin Assignee hereby accepts, as of the date of this Assignment, the assignment and transfer of Assignor’s rights, title and interest in and to the Agreement with respect to the Real Property Assets (including, without limitation, any obligation to proceed to and effectuate Closing under the Agreement) assigned to it. Griffin Assignee hereby assumes and agrees to be bound by all of the terms and conditions of the Agreement assigned to it with respect to the Real Property Assets from and after the date of this Assignment, and Griffin Assignee covenants that it will perform and observe all the covenants and conditions relating thereto therein contained on Assignor’s part to be performed and observed which accrue after the date of this Assignment. Effective upon the date of this Assignment, Griffin Assignee shall be directly and primarily liable to Seller for all obligations arising under the Agreement with respect to the Real Property Assets and the other terms of the Agreement specified herein.
ii.    Assumption by Subtenant Assignee. Subtenant Assignee hereby accepts, as of the date of this Assignment, the assignment and transfer of Assignor’s rights, title and interest in and to the Agreement with respect to the Operating Assets (including, without limitation, any obligation to proceed to and effectuate Closing under the Agreement) assigned to it. Subtenant Assignee hereby assumes and agrees to be bound by all of the terms and conditions of the Agreement assigned to it with respect to the Operating Assets from and after the date of this Assignment, and Subtenant Assignee covenants that it will perform and observe all the covenants and conditions relating thereto therein contained on Assignor’s part to be performed and observed which accrue after the date of this Assignment. Effective upon the date of this Assignment, Subtenant Assignee shall be directly and primarily liable to Seller for all obligations arising under the Agreement with respect to the Operating Assets and the other terms of the Agreement specified herein.

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3.    Other Terms and Conditions.
a.    Purchase Price; Prorations: Griffin Assignee shall pay the Purchase Price as required by the Agreement, subject to the terms and conditions of the Agreement. Subtenant Assignee shall be required to pay and shall pay at Closing the Buyer’s share of the prorations addressed in and allocated pursuant to Section 6.3 and Section 6.5 of the Agreement and shall receive from Seller sums payable to Buyer pursuant to Section 6.3, Section 6.4 and Section 6.5 of the Agreement.
b.    Holdback Amount: Griffin Assignee and Subtenant Assignee shall each be deemed to be a Buyer for purposes of the Holdback Amount and the execution and delivery of the Holdback Escrow Agreement.
c.    Act of Sale: Seller will convey the Property to Griffin Assignee pursuant to Section 7 of the Agreement.
d.    Bills of Sale: Section 7.2(c) of the Agreement is hereby modified to provide that Seller will convey the Personal Property and Intangible Property pursuant to multiple Bills of Sale so that the applicable Real Property Assets are transferred and conveyed to Assignee and the applicable Operating Assets are transferred and conveyed to Assignor pursuant to such Bills of Sale.
e.    Leased Assets: Any assignment of the Leased Assets pursuant to Section 7.2(d) of the Agreement shall be made only to Subtenant Assignee.
f.    Assumed Service Contracts: Pursuant to Section 7.2(e) of the Agreement, all Assumed Service Contracts shall be assigned to and assumed by Subtenant Assignee. The indemnification of Buyer specified in Section 4.1 of the Agreement relating to Assumed Service Contracts shall be the sole responsibility of Subtenant Assignee, and Assignee shall have no obligation or liability with respect thereto.
g.    Leases: Seller will convey the Leases to Subtenant Assignee pursuant to Section 7.2(e) of the Agreement.
h.    Employees: All of the terms and conditions of Article 9 (Facility Employees) that refer to “Buyer” shall mean only Subtenant Assignee or its affiliate, it being the intent of the parties that Assignee shall acquire no rights, obligations or liabilities with respect to said Article; except that Assignee shall be a party to the Non-Competition Agreement solely for the purpose of benefitting from the restrictions on Seller set forth therein.
i.    Other Terms and Provisions. Unless provided to the contrary in this Assignment, Assignee shall have the right to rely upon all of the terms and conditions of the Agreement, including without limitation Article 10 (Representations and Warranties), Article 11 (Interim Operations and Undertakings), Article 13 (Conditions Precedent), Article 14 (Deliveries at Closing), Article 16 (Default), and Article 18 (Indemnification); and with respect thereto, “Buyer” shall mean both Griffin Assignee and Subtenant Assignee. Notwithstanding the foregoing, Assignor shall not exercise its rights under Section 11.5 (Pre-Closing Management) without the prior written consent of Assignee.

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4.    Notices: Any notice to be provided hereunder to a party shall be in writing, and shall be deemed to have been provided three (3) Business Days after being sent as certified or registered mail in the United States mails, postage prepaid, return receipt requested, or the next business day after having been deposited with a national courier service, or at the time of transmission if having been sent by email, provided that a copy shall also be sent by certified mail or delivery courier service, to the persons and addresses set forth below, as such address may be changed from time to time by notice to the other party. Notices to “Buyer” pursuant to the Agreement shall be provided to both Griffin Assignee and Subtenant Assignee.
a.    Notices to Griffin Assignee shall be sent to the following address:
c/o Griffin-American Healthcare REIT IV, Inc.
18191 Von Karman Avenue
Suite 300
Irvine, CA 92612
Attention: General Counsel
E-mail: _______________
With a copy to:
Arnall Golden Gregory LLP
171 17th Street NW, Suite 2100
Atlanta GA 30363
Attention: Steven A. Kaye, Esq.
E-mail: steven.kaye@agg.com
b.    Notices to Subtenant Assignee shall be sent to the following address:
Seniors Investments II, LLC
Attention: Carl Mittendorff
930 Tahoe Boulevard, #802-612
Incline Village, Nevada 89451
Telephone: (520) 878-3993
E-mail: cmittendorff@gmail.com
Cox, Castle & Nicholson LLP
Attention: Kevin Kinigstein, Esq.
2029 Century Park East, Suite 2100
Los Angeles, California 90067
Telephone: (310) 284-2200
E-mail: kkinigstein@coxcastle.com
c.    Notices to Seller shall be sent to the following address:
Hannie Development, Inc.
2851 Johnston Street, PMB #554
Lafayette, Louisiana 70503
Attention: Maurice Hannie

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Telephone: (337) 298-4808
E-mail: mo@mohannie.com
Oats & Marino
100 E. Vermilion St., Suite 400
Lafayette, Louisiana 70501
Attn: Robin J. Magee
Tel: 337.233.1100
Email: rmagee@oatsmarino.com
5.    Buyer Consent, Approval or Waiver of Rights: Where the Agreement requires the consent, approval or waiver of any rights of Buyer, the consent, approval or waiver (as applicable) of both Griffin Assignee and Subtenant Assignee shall be required.
6.    Confidentiality: Seller acknowledges that Griffin Assignee is an entity that is an affiliate of a Real Estate Investment Trust (“REIT”) and that, as such, it may be subject to certain filing and reporting requirements in accordance with federal laws and regulations, including but not limited to, regulations promulgated by the Securities and Exchange Commission. Accordingly, and notwithstanding any provision of the Agreement or the provisions of any other existing agreement between the parties hereto to the contrary, (including the terms of Section 20.17 of the Agreement) Buyer may publicly file, disclose, report or publish any and all information related to this transaction that may be reasonably interpreted as being required by federal law or regulation.
7.    REIT Savings Clause: No term or provision of this Assignment shall be interpreted or construed to result in treatment of Assignee or its affiliates in a manner that would subject Griffin Assignee or its affiliates to a material risk of failing to satisfy the requirements of the Internal Revenue Code of 1986, as amended, relating to its status as a REIT, the parties agree to use their respective best efforts to modify the terms hereof to prevent such occurrence.
8.    Miscellaneous: Except as modified by this Assignment, as consented to and approved by Seller, the Agreement shall remain unmodified and in full force and effect and the same is hereby ratified and confirmed by all parties.
[Signatures on following page]

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IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.
ASSIGNOR

Seniors Investments II, LLC
a Delaware limited liability company

By:	/s/ Carl Mittendorff
Name:	Carl Mittendorff
Its:	Sole Member

SUBTENANT ASSIGNEE

Colonial Oaks Assisted Living Lafayette, LLC
a Delaware limited liability company

By:	/s/ Carl Mittendorff
Name:	Carl Mittendorff
Its:	Authorized Signatory

Additional signatures continue on the next page.

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IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.
GRIFFIN ASSIGNEE

GAHC4 Lafayette LA ALF, LLC
a Delaware limited liabiltiy company

By:	GAHC4 Lafayette LA ALF Portfolio, LLC
a Delaware limited liability company, its Sole Member

	By:	Griffin-American Healthcare REIT IV Holdings, LP, its
Sole Member

		By:	Griffin-American Healthcare REIT IV, Inc., its
General Partner

			By:	/s/ Cora Lo
			Name:	Cora Lo
			Its:	Secretary

Additional signatures continue on the next page.

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JOINDER
The undersigned hereby consents to and approves the assignment of the Agreement pursuant to the terms of this Assignment, and further hereby consents to and agrees with the amendment of the Agreement as modified by the terms of this Assignment, and agrees to be bound by the terms hereof.

Hannie Development, Inc.,
a Louisiana business corporation

By:	/s/ Maurice Hannie
Name:	Maurice Hannie
Its:	President

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